Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 1 of Xiangtian (USA) Air Power Co., Ltd. of my report dated October 29, 2015, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading "Experts" in such Prospectus.

Oakland Gardens, NY
December 6, 2015